                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act Of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               AURORA FOODS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement if
                         other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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        0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          [AURORA FOODS INC. LOGO]

                               Aurora Foods Inc.
                       456 Montgomery Street, Suite 2200
                            San Francisco, CA  94104

                    ----------------------------------------
                    Notice of Annual Meeting of Stockholders
                    ----------------------------------------


To the Stockholders of Aurora Foods Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Aurora Foods Inc. (the "Company") on Thursday, May 20, 1999, at 1:00 p.m., local time, at the Ritz-Carlton Hotel at 600 Stockton Street in San Francisco. The meeting will be held for the following purposes:

        1.   To ratify a Board of Directors;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal 1999; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1998 Annual Report to stockholders. All of the above matters are more fully described in the Proxy Statement. Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting. Please note that a ticket is required for admission to the Annual Meeting. If you plan to attend and shares are registered in your name as of March 26, 1999, please check the appropriate box on your proxy card or when voting on the Internet or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, you should have your broker or agent in whose name the shares are registered contact the Company to request a ticket before May 6, 1999. Otherwise, you must bring proof of ownership (e.g. broker's statement) in order to be admitted to the Annual Meeting.

By order of the Board of Directors,

/s/  Ian R. Wilson
Ian R. Wilson
Chairman of the Board and
Chief Executive Officer

San Francisco, California
March 29, 1999

                          [AURORA FOODS INC. LOGO]

                               Aurora Foods Inc.
                       456 Montgomery Street, Suite 2200
                            San Francisco, CA  94104

                    ----------------------------------------
                                Proxy Statement
                    ----------------------------------------


Your proxy in the form enclosed is solicited by the Board of Directors of Aurora Foods Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 20, 1999 at 1:00 p.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Ritz-Carlton Hotel at 600 Stockton Street in San Francisco. This Proxy Statement and the enclosed form of proxy, together with the Company's Annual Report for fiscal 1998, were first mailed to stockholders on or about April 8, 1999.

The Company's principal executive offices are located at 456 Montgomery Street, Suite 2200, San Francisco, California 94104 and its telephone number is (415) 982-3019. Continental Stock Transfer & Trust Company, who is assisting with the mechanics of the return of the proxies, may be contacted at (212) 509-4000.

The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation or a duly executed proxy relating to the same shares bearing a later date than the revoked proxy or by attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, the shares represented by such proxy will be voted FOR the ratification of the Board of Directors listed in this Proxy Statement and FOR the approval of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for fiscal 1999 and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgement of the persons named as proxies in the enclosed proxy.

The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with stockholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation. The Company has retained Continental Stock Transfer & Trust Company at an estimated cost of $3,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

                      Outstanding Shares and Voting Rights

Only stockholders of record as of the close of business on March 26, 1999 will be entitled to vote at the Annual Meeting. As of that date, there were 67,016,173 shares of Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the total votes cast will be required to ratify the Board of Directors and to approve all other matters to come before the Annual Meeting, including the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

                       Ratification of Board of Directors
                             (Proposal 1 on Proxy)

The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, has set the current number of directors at ten. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the ratification of the Board of Directors comprised of the individuals named below.

The Board of Directors has designated Ian R. Wilson, James B. Ardrey, Clive A. Apsey, Charles Ayres, David E. De Leeuw, Charles J. Delaney, Richard C. Dresdale, Andrea Geisser, Peter Lamm and Tyler T. Zachem as directors of the Company subject to ratification at the Annual Meeting. If ratified, each director will serve until the next Annual Meeting of Stockholders and until their successors are elected or chosen. Each nominee is currently a director of the Company. For more information about each nominee, see "Directors and Executive Officers". The Company does not have a nominating committee.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if ratified. In the event any director named below becomes unable or unwilling to serve, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE BOARD OF DIRECTORS.

                            Appointment of Auditors
                             (Proposal 2 on Proxy)

The firm of PricewaterhouseCoopers LLP has served as independent auditors for the Company since fiscal 1997 and has been appointed by the Audit Committee of the Board of Directors as the Company's independent auditors for the fiscal year 1999, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they wish.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 Other Matters

General
-------

The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

Deadline for Stockholder Proposals
----------------------------------

Any stockholder proposal intended for presentation at the 2000 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices located at 456 Montgomery Street, Suite 2200, San Francisco, CA 94104, by January 15, 2000 for inclusion in the Company's proxy materials related to that meeting.

                        Directors and Executive Officers

The following table provides information concerning the directors and executive officers of the Company:


Name                                        Age                              Position(s)
-------------------------------------  -------------  ---------------------------------------------------------
  Ian R. Wilson                             69        Chairman of the Board and Chief Executive Officer
  James B. Ardrey                           40        Vice Chairman and Director
  Ray Chung                                 50        Executive Vice President
  M. Laurie Cummings                        35        Chief Financial Officer and Secretary
  Thomas O. Ellinwood                       44        President, Frozen Food Division
  Thomas J. Ferraro                         50        President, Dry Grocery Division
  Anthony A. Bevilacqua                     42        Executive Vice President, Sales and Marketing, Frozen
                                                           Food Division
  C. Gary Willett                           44        Executive Vice President, Dry Grocery Division
  Clive A. Apsey                            49        Director
  Charles Ayres                             38        Director
  David E. De Leeuw                         53        Director
  Charles J. Delaney                        37        Director
  Richard C. Dresdale                       42        Director
  Andrea Geisser                            55        Director
  Peter Lamm                                46        Director
  Tyler T. Zachem                           32        Director

Executive officers serve at the pleasure of the Board of Directors until their resignation or removal. A brief biography of each director and executive officer follows:

Ian R. Wilson has served as Chairman of the Board and Chief Executive Officer of the Company since June 1998. Prior to that time, Mr. Wilson was Chairman of both Van de Kamp's, Inc. ("VDK") from September 1995 to June 1998 and AurFoods Operating Co., Inc. (formerly known as Aurora Foods Inc.) ("AurFoods") from December 1996 to June 1998. Mr. Wilson is the Managing Partner of Dartford Partnership L.L.C. ("Dartford"), a private partnership focused on the food and beverage industries. From 1995 to 1998, Mr. Wilson was the Chairman of Windy Hill Pet Food Company, Inc. ("Windy Hill"). From 1989 through 1995, Mr. Wilson was Chairman and Chief Executive Officer of Windmill Holdings Corporation ("Windmill"), a leading specialty miller and supplier of branded food products. From 1985 through 1989, Mr. Wilson was Chairman and Chief Executive Officer of Wyndham Foods, Inc. ("Wyndham"), a major cookie company he founded and positioned as a leading popular priced cookie company in the United States.
From 1983 to 1984, Mr. Wilson was the Chairman and Chief Executive Officer of Castle & Cooke, Inc. (now known as Dole Food Company, Inc.), an international food and real estate concern. Prior to Castle & Cooke, Inc., Mr. Wilson spent 25 years with The Coca-Cola Company, serving in a series of international operating management positions. Ultimately, Mr. Wilson served as Vice Chairman of The Coca-Cola Company and President of the Pacific Group. Mr. Wilson's past service as a director includes Chairman of the Board of Wyndham, Windmill and Windy Hill and membership on the boards of Novell, Inc., Revlon, Inc., Crown Zellerbach Corporation and Castle & Cooke, Inc.

James B. Ardrey has served as Vice Chairman and Director of the Company since June 1998. Prior to that time, Mr. Ardrey was Executive Vice President and Director of VDK from September 1995 to June 1998 and Executive Vice President and Director of AurFoods from December 1996 to June 1998. Mr. Ardrey is a partner of Dartford. From 1996 to 1998, Mr. Ardrey was Executive Vice President of Windy Hill. From 1993 to 1995, Mr. Ardrey was a consultant to Windmill, conducting its divestiture program. From 1984 to 1992, Mr. Ardrey was an investment banker with PaineWebber Incorporated, serving as Managing Director from 1990 to 1992. Prior to joining PaineWebber, Mr. Ardrey was a consultant with Booz, Allen & Hamilton.

Ray Chung has served as Executive Vice President of the Company since June 1998. Prior to that time, Mr. Chung was Executive Vice President of VDK and Director of VDK Holdings, Inc. from September 1995 to June 1998 and Executive Vice President and Director of AurFoods from December 1996 to June 1998. Mr. Chung is a founding partner of Dartford. Mr. Chung has previously served as a Director and Executive Vice President of Windy Hill from

1995 to 1998, as a Director, Executive Vice President and Chief Financial Officer of Windmill from 1989 to 1995 and as a Director, Executive Vice President and Chief Financial Officer of Wyndham from 1985 to 1990. From May 1984 to September 1985, Mr. Chung served as Vice President-Finance for the Kendall Company (Colgate-Palmolive). Between 1981 and 1984, Mr. Chung served as Vice President-Finance for Riviana Foods, Inc. He currently serves as a director of Doane Pet Care Enterprises, Inc.

M. Laurie Cummings has served as Chief Financial Officer and Secretary of the Company since June 1998. Prior to that time, Ms. Cummings was Vice President and Secretary of VDK from September 1995 to June 1998 and Vice President and Secretary of AurFoods from December 1996 to June 1998. Ms. Cummings is a partner of Dartford. Ms. Cummings served as Vice President and Secretary of Windy Hill from 1995 to 1998. Ms. Cummings was Vice President, Controller and Treasurer of Windmill from 1989 to 1995. Between 1987 and 1990, Ms. Cummings was the Controller and Assistant Treasurer of Wyndham.

Thomas O. Ellinwood has been with VDK since 1995. Mr. Ellinwood has been responsible for the management of VDK since Pet Incorporated ("Pet") acquired Van de Kamp's, Inc. from Grand Metropolitan, PLC in October 1989, when he headed the acquisition and integration team as Director/Marketing Manager. Mr. Ellinwood was Vice President and General Manager of Pet from March 1992 until VDK bought the Van de Kamp's, Inc. business in 1995. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing at Pet. Prior to Pet's acquisition of Van de Kamp's, Inc., from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company, from 1983 to 1986.

Thomas J. Ferraro has been with AurFoods since its incorporation in December 1996. From September 1994 to June 1996, Mr. Ferraro served as President of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc. he was Vice President of Sales for the Niche Grocery division of Borden, Inc. from 1991 to 1994. Mr. Ferraro's experience with niche grocery products extends back to his early career with RJR Nabisco Inc. and Dracket products, a division of Bristol-Meyers Squibb Company, where he held a variety of marketing and sales positions.

Anthony A. Bevilacqua joined VDK in February 1998 and is responsible for the frozen food division's sales and marketing functions. Prior to joining VDK, Mr. Bevilacqua was Senior Vice President at Aramark's Spectrum Healthcare Services from September 1994 to December 1997. Between 1980 and 1994, Mr. Bevilacqua held various positions of increasing responsibility in sales and marketing with Ralston Purina Company ("Ralston"). In 1992, he was promoted to Vice President of Marketing at Ralston's Eveready Battery Canadian division.

C. Gary Willett joined AurFoods in December 1996. From August 1995 to September 1996, he served as Executive Vice President/General Manager of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc., Mr. Willett spent 12 years with Borden, Inc., from June 1983 to August 1995, in a series of marketing and general management positions, most recently as Vice President/General Manager of Elmer's, a division of Borden, Inc.

Clive A. Apsey has served as a Director of the Company since June 1998. Prior to that time, Mr. Apsey was a Director of VDK from September 1995 to June 1998. Mr. Apsey was an Executive Director of Tiger Oats Ltd. ("Tiger Oats") from 1987 to 1998 and currently serves as non-Executive Director and consultant to the group.

Charles Ayres has served as a Director of the Company since June 1998. Prior to that time, Mr., Ayres was a Director of AurFoods from December 1996 to June 1998. Mr. Ayres is a managing director of McCown De Leeuw & Co., Inc. ("MDC"). Mr. Ayres has been associated with MDC since 1991. Prior to joining MDC, Mr. Ayres was a founding partner of HMA Investments, Inc., a private investment firm focused on middle market management buyouts. Mr. Ayres began his career as an investment banker with Lazard Freres & Co. He currently serves as a director of The Brown Schools, Inc.

David E. De Leeuw has served as a Director of the Company since June 1998. Prior to that time, Mr. De Leeuw was a Director of AurFoods from December 1996 to June 1998. Mr. De Leeuw is a managing director of MDC. Prior to founding MDC with George E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co.

where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of Outsourcing Solutions Inc., American Residential Investment Trust and DIMAC Holdings, Inc.

Charles J. Delaney has served as a Director of the Company since June 1998. Prior to that time, Mr. Delaney was a Director of VDK from September 1995 to June 1998. Mr. Delaney has been President of UBS Capital LLC ("UBS") since it was established in 1993 as a subsidiary of Union Bank of Switzerland (now UBS
AG). From 1989 to 1993, Mr. Delaney headed the UBS Leverage Finance Group of the Corporate Banking Division. Mr. Delaney is also a director of ETM Entertainment Network, Inc. and Peoples Telephone Company, Inc.

Richard C. Dresdale has served as a Director of the Company since June 1998. Prior to that time, Mr. Dresdale was a Director of AurFoods from December 1996 to June 1998. Mr. Dresdale is President and was a founding partner of Fenway Partners, Inc. ("Fenway"). Fenway is a New York-based private equity firm for institutional investors with the primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a Principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc., Delimex Holdings, Inc. and Simmons Company.

Andrea Geisser has served as a Director of the Company since June 1998. Prior to that time, Mr. Geisser was a Director of VDK from September 1995 to June 1998 and a Director of AurFoods from December 1996 to June 1998. Mr. Geisser has been a Managing Director of Fenway since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a Managing Director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of EXOR, a European investment company, where he was a Senior Vice President and Director. Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., New Creative Enterprises, Inc., Iron Age Corporation and Valley Recreation Products, Inc.

Peter Lamm has served as a Director of the Company since June 1998. Prior to that time, Mr. Lamm was a Director of VDK from September 1995 to June 1998 and a director of AurFoods from December 1996 to June 1998. Mr. Lamm is Chairman and Chief Executive Officer of Fenway and was a founding partner. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by BCC from February 1982 to April 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc., Delimex Holdings, Inc. and Iron Age Corporation.

Tyler T. Zachem has served as a Director of the Company since June 1998. Prior to that time, Mr. Zachem was a Director of AurFoods from December 1996 to June
1998.  Mr. Zachem is a managing director of MDC.   Mr. Zachem has been
associated with MDC since July 1993. Mr. Zachem previously worked as a consultant with McKinsey & Co. and as an investment banker with McDonald & Company. He currently serves as a director of Outsourcing Solutions Inc., RSP Manufacturing Corporation, The Brown Schools, Inc. and Papa Gino's, Inc.

                      Meetings and Committees of Directors

The Board of Directors held two meetings during 1998 since the incorporation of the Company on June 19, 1998. No directors were absent from any of the meetings.

The Board of Directors has two committees: the Compensation Committee and the Audit Committee. The Compensation Committee, which met once during 1998, determines the compensation of executive officers, including bonuses, subject to ratification by the Board of Directors. The Compensation Subcommittee administers the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan. The Audit Committee, which met once during 1998, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The Compensation Committee is comprised of Messrs. Ayres, Dresdale and Lamm. The Compensation Subcommittee is comprised of Messrs. Apsey and Delaney. The Audit Committee is comprised of Messrs. Apsey and Delaney. No director attended fewer than 75% of the meetings of committees of the Board of Directors on which he served during 1998.

                           Compensation of Directors

Directors who are officers, employees, or otherwise affiliates of the Company do not receive compensation for their service as directors. Non-employee directors receive an annual retainer of $20,000, plus $2,000 for attending each committee meeting of the Board of Directors and $5,000 per annum for serving as a Chairman of any committee of the Board of Directors. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

                             Executive Compensation

The following Summary Compensation Table sets forth the compensation received by the officers of the Company (together, the "Named Executive Officers"), during the years ended December 31, 1998 and December 27, 1997.

Summary Compensation Table
--------------------------

                                                                                         Long-term
                                                        Annual Compensation            Compensation
                                                 ---------------------------------  -------------------
                                                                                        Securities
Name and Principal Position                                                             Underlying           All Other
as of December 31, 1998                 Year        Salary (1)        Bonus (1)           Options           Compensation
-----------------------------------  ----------  -----------------  --------------  -------------------  -------------------
    Ian R. Wilson                       1998        $1,000,000        $450,000                 -  $                 -
    Chairman of the Board and
     Chief Executive Officer

    James B. Ardrey                     1998           600,000         270,000                 -                    -
    Vice Chairman

    Ray Chung                           1998           350,000         157,500                 -                    -
    Executive Vice President

    M. Laurie Cummings                  1998           250,000         112,500                 -                    -
    Chief Financial Officer and
     Secretary

    Thomas O. Ellinwood                 1998           275,000         123,750           175,000                8,895
    President, Frozen Food Division

    Thomas J. Ferraro                   1998           275,000         165,000           175,000                9,000
    President, Dry Grocery Division     1997           175,000         143,000                 -                9,000

(1)   Amounts have been annualized.

Other compensation includes Company contributions on behalf of the officers to profit sharing and savings plans and other related benefits.

Aurora Incentive Plan
---------------------

The Amended and Restated Limited Liability Company Agreement of MBW Investors LLC ("MBW LLC") contained an incentive plan (the "Aurora Plan") as a means by which certain key employees and other specifically designated persons ("Aurora Covered Employees") of AurFoods and/or affiliated with AurFoods, were given an opportunity to benefit from appreciation in the value of AurFoods. Under the Aurora Plan, Aurora Covered Employees were issued a specific class of limited liability company member units ("Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of AurFoods. The Management Units were subject to vesting requirements based on terms of employment or other factors.

Prior to the closing of the initial public offering of the Company's Common Stock on July 1, 1998 at $21.00 per share (the "Equity Offerings"), the final value of all classes of Management Units were determined based on the valuation of the Common Stock held indirectly by MBW LLC, and upon the closing of the Equity Offerings all unvested Management Units became fully vested. The aggregate value of all Management Units was $58.9 million. Through December 27, 1997, the Company had recorded estimated incentive plan expense of $2.3 million based on the estimated valuation of the Company at that time. Additional incentive plan expense of $56.6 million was recorded in the first and second quarters of 1998.

The incentive plan expense was recorded as a liability of MBW LLC as sponsor of the Aurora Plan. However, because the Aurora Plan was for the benefit of Aurora Covered Employees, expense recognized under the Aurora Plan has been pushed down to the Company as incentive plan expense and as additional paid-in capital from its parent. No additional incentive plan expense will be recorded under the Aurora Plan.

MBW LLC satisfied its liability under the Aurora Plan by distributing 4,152,417 shares of Common Stock of the Company based on the valuation of the Management Units at the initial public offering price of the Company's Common Stock on the dissolution of MBW LLC.

Pursuant to the Aurora Plan, Dartford, Thomas J. Ferraro and C. Gary Willett received 2,699,071, 427,454 and 267,158 shares of Common Stock, respectively, on the closing of the Equity Offerings in respect of the Aurora Plan. In addition, 56 other employees received an aggregate of 758,734 shares pursuant to the Aurora Plan.

VDK Incentive Plan
------------------

VDK Foods LLC ("VDK LLC") provided a compensation arrangement (the "VDK Plan") as a means by which certain key employees, and other specifically designated persons ("VDK Covered Employees") of VDK and/or affiliated with VDK, were given an opportunity to benefit from appreciation in the equity value of VDK. Under the VDK Plan, VDK Covered Employees were issued a specific class of limited liability company member units and/or performance-based units (collectively, "VDK Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of VDK. The VDK Management Units were subject to vesting requirement based on terms of employment or other factors.

Prior to the closing of the Equity Offerings, the final value of all classes of VDK Management Units were determined based on the valuation of the shares of the Company held indirectly by VDK LLC, and upon the closing of the Equity Offerings all unvested VDK Management Units became fully vested. The aggregate value of all VDK Management Units was $66.7 million. Through December 31, 1997, no incentive plan expense had been recorded by VDK based on the estimated valuation of VDK at that time. Incentive plan expense of $66.7 million was recorded in the first and second quarters of 1998. The incentive plan expense was recorded as a liability of VDK LLC as sponsor of the VDK Plan. However, because the VDK Plan was for the benefit of VDK Covered Employees, expense recognized under the VDK Plan was pushed down to VDK as incentive plan expense and as additional paid-in capital from its parent. All expense recognized was recorded on VDK's books prior to its acquisition by the Company; no expense has been recorded on the Company's books. No additional incentive plan expense will be recorded under the VDK Plan.

VDK LLC (or the Company as described below) will distribute a fixed number of shares of Common Stock of the Company upon the dissolution of VDK LLC, based on the valuation of the VDK Management Units at the initial public offering price of the Company's Common Stock.

The VDK Plan provides for tax gross-up payments on certain distributions. Because the Company will receive the tax benefit of such distributions and related tax gross-up payments, and because the tax benefit is expected to exceed the amount of the tax gross-up payments, the Company will bear the liability for any such tax gross-up payments due. The estimated tax gross-up payment is $12.4 million and has been recorded as additional incentive plan expense and other liabilities. The tax benefit of the tax gross-up payment and related distributions of $19.6 million, which more than offsets the gross-up payments, has been recorded to income tax expense and as a deferred tax asset.

On April 8, 1998, MBW LLC and VDK LLC formed Aurora/VDK LLC ("New LLC") by contributing their respective businesses to New LLC (the "Contribution"). To facilitate payment of the tax gross-up obligation and recognition of related tax benefits, VDK adopted a new incentive plan (the "New VDK Plan" and together with the VDK Plan, the "VDK Plans"), which was assumed by the Company in connection with the Contribution. Under the New VDK Plan, the Company is obligated to distribute no later than July 1, 1999, 1,801,769 shares of the Company's Common Stock to VDK Covered Employees who were granted certain types of VDK Management Units under the VDK Plan. The issuance of such shares (the "MC Shares") will not increase the number of outstanding shares of Common Stock because the Company's obligations to issue the MC Shares is contingent upon the Company's receiving from VDK LLC, as a contribution, a number of shares of the Company's Common Stock owned by VDK LLC equal to the number of MC Shares. The Company will have no obligation to issue MC Shares unless it receives a contribution of an equal number of shares from VDK LLC. VDK LLC is obligated to contribute such shares to the Company after the closing of the Equity Offerings. The Company's obligation to make the tax gross up payments referred to above is subject to the Company being allowed a deduction for federal income tax purposes with respect to the payment of the MC Shares and tax gross up payment.

Pursuant to the VDK Plan, Dartford, Thomas O. Ellinwood, and Anthony A. Bevilacqua are entitled to receive 2,255,334, 244,072, and 91,756 shares of Common Stock, respectively, under the VDK Plans no later than July 1, 1999. In addition, 27 employees are entitled to receive an aggregate of 979,067 shares pursuant to the VDK Plans no later than July 1, 1999.

                              Stock Option Grants

The following table sets forth information with respect to stock option grants to the Named Executive Officers during 1998. The options were granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The options vest ratably over three years beginning in the third year after the date of grant and expire ten years after the date of grant.

Option Grants in the Last Fiscal Year
-------------------------------------

                                                        Individual Grants
                            --------------------------------------------------------------------------
                                Number of
                               Securities        Percent of Total
                               Underlying       Options Granted to
                                 Options           Employees in          Exercise        Expiration     Grant Date Present
Name                           Granted (1)          Fiscal Year            Price            Date            Value (2)
--------------------------  -----------------   -------------------   ---------------  ---------------  ------------------
Ian R. Wilson                       -                    -                $  -                -               $ -
James B. Ardrey                     -                    -                   -                -                 -
Ray Chung                           -                    -                   -                -                 -
M. Laurie Cummings                  -                    -                   -                -                 -
Thomas O. Ellinwood             175,000                8.6%               21.00            7/1/08             5.96
Thomas J. Ferraro               175,000                8.6%               21.00            7/1/08             5.96

(1) Options were granted pursuant to the Company's 1998 Incentive Plan on July 1, 1998 and vest ratably over three years beginning with the third year after the date of grant.

(2) Present value was calculated using the Black-Scholes single option pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 0.20, a risk-free interest rate of 4.8% and expected option lives of five years.

          Option Exercises and Year-end Value of Unexercised Options

The following table sets forth information with respect to each exercise of stock options during the 1998 fiscal year by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at December 31, 1998.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
--------------------------------------------------------------------------
Values
------

                                                                         Number of Securities         Value of Unexercised In-the-
                                                                    Underlying Unexerciesed Options   Money Options at Fiscal Year
                                                                           at Fiscal Year End                    End(2)
                            Shares                                  -------------------------------   ------------------------------
                         Acquired on             Value
        Name               Exercise            Realized(1)            Exercisable   Unexercisable      Exercisable    Unexercisable
--------------------   -----------------    ----------------        -------------  ----------------   -------------  ---------------

Ian R. Wilson                   -           $       -                       -             -           $      -       $      -
James B. Ardrey                 -                   -                       -             -                  -              -
Ray Chung                       -                   -                       -             -                  -              -
M. Laurie Cummings              -                   -                       -             -                  -              -
Thomas O. Ellinwood             -                   -                       -          175,000               -              -
Thomas J. Ferraro               -                   -                       -          175,000               -              -

(1) The Value Realized is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No options were exercised during the last fiscal year.

(2) The Value of Unexercised In-the-Money Options at Fiscal Year End is equal to $19.8125, the fair market value of each share underlying the options at December 31, 1998, less the exercise price, times the number of options. No options were in the money at December 31, 1998.


                             Employment Agreements

Mr. Ian R. Wilson serves as the Chairman of the Board and the Chief Executive Officer of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Wilson receives an annual base salary of $1.0 million during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Mr. Wilson shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period. In addition, a termination of Mr. Wilson by the Company other than for cause shall also constitute a termination of Messrs. Ardrey and Chung and Ms. Cummings other than for cause under the employment agreements described below.

Mr. James B. Ardrey serves as the Vice Chairman of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Ardrey receives an annual base salary of $600,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson. Upon termination by the Company of Mr. Ardrey or Mr. Wilson other than for cause, Mr. Ardrey shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period.

Mr. Ray Chung serves as the Executive Vice President of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Chung receives an annual base salary of $350,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive

Officer other than Mr. Wilson. Upon termination by the Company of Mr. Chung or Mr. Wilson other than for cause, Mr. Chung shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period.

Ms. M. Laurie Cummings serves as the Chief Financial Officer and Secretary of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Ms. Cummings receives an annual base salary of $250,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of her base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of her employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson. Upon termination by the Company of Ms. Cummings or Mr. Wilson other than for cause, Ms. Cummings shall receive her salary and shall be eligible to receive her bonus through the remaining term of the non-compete period.

Mr. Thomas J. Ferraro serves as the President of the Dry Grocery Division pursuant to an employment agreement, dated as of December 31, 1996, as amended (the "Ferraro Employment Agreement"). He receives an annual base salary of $290,000 (subject to annual adjustments) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. The Ferraro Employment Agreement provides for a two-year term ending December 31, 2000; however, on each December 31st, the term automatically extends for one additional year so that the term ends three years after such December 31st unless notice by either the Company or Mr. Ferraro to terminate is given 30 days prior to the automatic extension. If the Company terminates Mr. Ferraro's employment without cause, the Ferraro Employment Agreement requires the Company to pay him an amount equal to the base salary he would have been entitled to receive through the end of the current term of his employment agreement. Mr. Ferraro is also entitled to receive any bonus for the preceding fiscal year which has not been paid as of the date of his termination plus a pro rata portion of any base and supplemental bonus with respect to such fiscal year based upon the actual number of days the Company employed Mr. Ferraro during such fiscal year. Mr. Ferraro may not compete with or solicit employees from the Company until the later of the first anniversary of his termination and the end of the current term of his employment agreement.

Mr. Thomas O. Ellinwood serves as the President of the Frozen Food Division pursuant to an employment agreement, dated as of March 1, 1997 as amended (the "Ellinwood Employment Agreement"). The Ellinwood Employment Agreement provides for a three-year term; however, on each September 30th, the term automatically extends for one additional year so that the term ends three years after such September 30th unless notice by either the Company or Mr. Ellinwood to terminate is given 30 days prior to the automatic extension. Mr. Ellinwood receives an annual base salary of $290,000 (subject to annual adjustment) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. If the Company terminates Mr. Ellinwood's employment without cause before a change of control (as defined in the agreement), the Company is required to pay him the greater of (i) 200% of his base salary then in effect or (ii) the base salary he would have been entitled to receive through the end of the current term of the employment agreement plus his base bonus pro rated according to the actual number of days the Company employed him for such fiscal year. If the Company terminates Mr. Ellinwood's employment without cause after a change of control (as defined in the agreement) or Mr. Ellinwood terminates his employment with the Company for "Good Reason" (as defined in the agreement) after a change of control, the Company must pay him the sum of 200% of his base salary then in effect plus his bonus pro rated according to the actual number of days the Company employed him for such fiscal year. The pro rated portion of his bonus is payable as if the Company's financial results equal exactly 100% of the EBITDA target for that year. Mr. Ellinwood's employment agreement also provides that for one year following his termination of employment with the Company (other than a termination by the Company without cause), Mr. Ellinwood may not compete with or solicit employees from the Company.

            Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors consists exclusively of non-employee directors and is responsible for setting and administering the policies that govern the compensation of executive officers of the Company. The Compensation Committee also administers the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan.

Compensation Philosophy

The Company's compensation program for its executive officers is based on the following objectives:

        * Total compensation of the executive officers should be linked to the financial performance of the Company.

        * The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

        * The compensation program should reward outstanding individual performance and contributions as well as experience.

Compensation Methodology

The Company's executive compensation program has three components: base salary, annual bonus and stock options.

The Compensation Committee reviews executive compensation in light of the Company's performance during the fiscal year and compensation data of companies that are considered comparable. In reviewing the Company's performance during 1998, the Compensation Committee considered a variety of factors: pro forma net sales increased 8.3% to $947.0 million in 1998 from $874.2 million in 1997; pro forma operating income increased 12.7% to $116.8 million in 1998 from $103.5 million in 1997 excluding non-cash incentive plan expense; and adjusted pro forma EBITDA increased 12.4% to $173.5 million in 1998 from $154.4 million in 1997. During 1998, the Company also consummated the purchase of the Duncan Hines(R) brand in January, the merger with VDK in April and the initial public offering of its common stock in July. The Compensation Committee considered these strong operating results as a whole without assigning specific weights to particular factors. The Company, however, sets aggressive standards in determining executive compensation and, as such, annual bonuses earned were generally not the maximum allowable under the respective employment agreements.

Base Salary

The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. The Compensation Committee approves all salary increases for executive officers, which is then subject to ratification by the Board of Directors. The salaries of all executive officers are established by employment agreements as previously discussed.

Annual Bonus

The annual bonus is given to promote the achievement of the Company's performance objectives. The specific performance objectives for each executive officer and the payments made relative thereto are governed by earnings criteria as established in the employment agreements. Such criteria are primarily measured by Company and/or divisional operating earnings and working capital targets established in the annual operating budget process. The annual bonus also takes into consideration any major acquisitions and the executive's performance in integrating such acquisition into the Company's operations.

Stock Options

Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's Common Stock. The Compensation Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Compensation Committee has not established any target level of ownership of the Company's Common Stock by the Company's executives. Retention of shares of the Company's Common Stock,
however, is encouraged.   Stock options are awarded under the Company's 1998
Incentive Plan. Stock options granted to executive officers have exercise prices equal to the market price of the Company's Common Stock on the date of grant, vest over five years and have terms of ten years. The Compensation Subcommittee approves all stock option grants, which is then subject to ratification by the Board of Directors.

Concurrent with the Company's initial public offering, Messrs. Ellinwood and Ferraro were each granted options to purchase 175,000 shares of the Company's Common Stock. The grants were made to give Messrs. Ellinwood and Ferraro incentives tied to the long-term price of the Company's Common Stock. Messrs. Wilson, Ardrey and Chung and Ms. Cummings were not granted any stock options under the 1998 Incentive Plan due to their pre-existing ownership of the Company's Common Stock through Dartford (See "Security Ownership of Certain Beneficial Owners and Management").

Compensation of the Chief Executive Officer

Mr. Wilson became Chairman of the Board and Chief Executive Officer of the Company in June 1998. Mr. Wilson and the Company entered into an employment agreement dated July 1, 1998 as described in "Executive Compensation - Employment Agreements".

The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company as well as provide a compensation level and structure necessary to obtain an executive with Mr. Wilson's experience and credentials.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table on page 6. The Company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m). The Compensation Committee intends to design the Company's compensation programs so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based". However, the Company may pay compensation that is not deductible in limited circumstances when prudent management of the Company so requires.

The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of stockholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

THE COMPENSATION COMMITTEE

Charles Ayres
Richard C. Dresdale
Peter Lamm

                               Performance Graph

The following graph compares the cumulative total return to stockholders of the Company's Common Stock from July 1, 1998 through December 31, 1998 to the cumulative total return of (1) the Russell 2000 Index and (2) the S&P Mid Cap Food Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indexes and reinvestment of all dividends).

      Comparison of Cumulative Total Return Among Aurora Foods Inc., the
               Russell 2000 Index and the S&P Mid Cap Food Index



                       [PERFORMANCE GRAPH APPEARS HERE]

                               7/1/98      7/31/98       8/31/98       9/30/98       10/30/98     11/30/98     12/31/98
---------------------        ---------   -----------   -----------   -----------   ------------  ----------   ----------
AOR                             100.0        83.3          69.6          65.5          83.3          93.2         94.3
Russell 2000                    100.0        91.3          73.5          79.1          82.2          86.4         91.8
S&P Mid Cap Food                100.0        89.9          72.6          77.1          85.8          87.0         91.2

        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of February 17, 1999 by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                                           Shares Beneficially Owned(1)
                                                                   ------------------------------------------
Name and Address of Owner                                                  Number               Percent
                                                                   ----------------------  ------------------
VDK Foods LLC(2)                                                               22,949,265               34.2%
Fenway Partners Capital Fund, L.P.(3)                                          16,626,412               24.8%
McCown De Leeuw & Co. entities(4)(5)                                           16,384,371               24.4%
California Public Employees Retirement System(5)                                3,737,581                5.6%
Dartford Partnership L.L.C.(6)                                                  7,275,685               10.9%
Tiger Oats Limited(7)                                                           4,237,394                6.3%
UBS Capital LLC(8)                                                              4,237,394                6.3%
Officers and Directors:
Ian R. Wilson(6)                                                                7,275,685               10.9%
James B. Ardrey(6)                                                              7,275,685               10.9%
Ray Chung(6)                                                                    7,275,685               10.9%
M. Laurie Cummings(6)                                                           7,275,685               10.9%
Thomas O. Ellinwood(9)                                                            280,514                  *
Thomas J. Ferraro(10)                                                             486,444                  *
Clive A. Apsey(7)                                                               4,237,394                6.3%
Charles Ayres(4)                                                               16,384,371               24.4%
David E. De Leeuw(4)                                                           16,384,371               24.4%
Charles J. Delaney(8)                                                           4,237,394                6.3%
Richard C. Dresdale(3)                                                         16,626,412               24.8%
Andrea Geisser(3)                                                              16,626,412               24.8%
Peter Lamm(3)                                                                  16,626,412               24.8%
Tyler T. Zachem(4)                                                             16,384,371               24.4%
All directors and executive officers of the Company as a group
 (14 persons)                                                                  49,528,214               73.9%

*   Less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security. The table above assumes that VDK LLC was dissolved on July 1, 1998 and 22,949,265 shares of Common Stock were distributed to the members of VDK LLC based on the $21.00 per share initial public offering price of the Common Stock. Of the 22,949,265 shares directly held by VDK LLC, 2,470,132 shares are distributable under the VDK Plans and the remaining shares are distributable by VDK LLC to its members upon its dissolution, which will occur no later than July 1, 1999. The number of shares of Common Stock distributable to the members of VDK LLC upon its dissolution will be based on the average closing sales price of the Common Stock for the actual number of trading days during the 60-day period immediately preceding the actual date of dissolution.

(2) Immediately prior to the closing of the Equity Offerings, New LLC was the sole stockholder of the Company. New LLC has been dissolved and its shares of Common Stock were distributed to MBW LLC and VDK LLC, its sole members. MBW LLC was dissolved after the dissolution of New LLC and its shares of Common Stock were distributed to its members including MDC, Fenway Partners Capital Fund, L.P., Dartford, California Public Employees Retirement System ("CALPERS"), Sunapee Securities Inc. and Squam Lake Investors II, L.P., and certain divisional management. Each of these beneficial owners is party to the Securityholders Agreement dated April 8, 1998 (the "Securityholders Agreement"). The address of VDK LLC is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.

(3) Includes 16,301,510, 194,619 and 130,283 shares of Common Stock owned directly or indirectly by the Fenway Partners Capital Fund, L.P. (the "Fenway Fund"), FPIP, LLC and FPIP Trust, LLC, respectively (assuming the dissolution of VDK LLC). Does not include shares of Common Stock directly owned by VDK LLC resulting from the dissolution of New LLC in respect of which Fenway does not have an economic interest and as to which Fenway disclaims beneficial ownership. The Fenway Fund holds a majority of the voting interests of VDK LLC, and as such may be deemed to have the power to vote or dispose of the shares of Common Stock held directly by VDK LLC. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway to make co-investments alongside the Fenway Fund. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway. The general partner of the Fenway Fund is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management, Inc., a Delaware corporation. Peter Lamm, Richard Dresdale, and Andrea Geisser are directors and officers of each of Fenway Partners Management, Inc. and Fenway, and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership or membership interests in the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. The address of Fenway is 152 West 57th Street, New York, New York 10019.

(4) Includes 5,897,598 shares of Common Stock owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 418,687 shares of Common Stock owned by McCown De Leeuw & Co. III (Europe), L.P., an investment partnership whose general partner is MDC III, 98,124 shares of Common Stock owned by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), 127,571 shares of Common Stock owned by Gamma Fund LLC, a California limited liability company, 5,885,400 shares of Common Stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 95,308 shares of Common Stock owned by Delta Fund LLC, a California limited liability company and 124,102 shares of Common Stock owned by McCown De Leeuw & Co. IV Associates, L.P. In addition, includes 3,737,581 shares of Common Stock held by CALPERS for which McCown De Leeuw & Co. III, L.P. has an irrevocable proxy which provides the power to vote all of the securities held by CALPERS. The voting members of Gamma Fund LLC and Delta Fund LLC are George E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres, and Steven A. Zuckerman, who are also the only general partners of MDC III and MDC IIIA and the only managing members of MDC IV. Voting and dispositive decisions regarding the securities are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III and MDC IIIA who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity and by a vote or consent of all of the managing members of MDC IV. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(5) Under an irrevocable proxy, CALPERS has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the shares of Common Stock it holds. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814.

(6) Includes 1,249,031 shares, 796,268 shares, 776,942 shares, 510,800 shares and 519,292 shares held directly by Ian R. Wilson, James B. Ardrey, Ray Chung, M. Laurie Cummings and Cary S. Fitchey, respectively. Also includes 903,595 shares of Common Stock held directly by VDK LLC and indirectly by Dartford, and 2,255,334 shares of Common Stock to be distributed to Dartford under the VDK Plan no later than July 1, 1999. Assuming the dissolution of VDK LLC, also includes 130,017 shares of Common Stock held directly or indirectly by a trust for the benefit of certain family members of Ian R. Wilson, an aggregate of 101,526 shares of Common Stock held directly or indirectly by trusts for the benefit of certain family members of Ray Chung, and 32,880 shares of Common Stock held directly or indirectly by certain family members and trusts for the benefit of certain family members of James
    B. Ardrey. Pursuant to the Securityholders Agreement, such permitted transferees of Dartford are included for the purpose of determining the number of persons Dartford may designate to the Board of Directors of the Company. Mr. Ian R. Wilson is the managing partner, and Messrs. James B. Ardrey and Ray Chung and Ms. M. Laurie Cummings are partners, of Dartford and, as such, they may be deemed to have or share the power to vote or dispose of the Company's Common Stock beneficially owned by Dartford. Each of Messrs. Wilson, Ardrey, and Chung and Ms. Cummings disclaim beneficial ownership of any such shares of the Company's Common Stock except for those shares held directly by him or her, respectively, or otherwise in which they have a pecuniary interest. Does not include shares of Common Stock directly owned by VDK LLC resulting from the dissolution of New LLC in respect of which Dartford does not have an economic interest. Dartford is a member manager of VDK LLC, together with UBS, Gloriande (Luxembourg) SarL ("Gloriande"), and Fenway and as such, may be deemed to have the shared power to vote or dispose of such shares. Dartford disclaims beneficial ownership of any such shares. The address of Dartford is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.

(7) Includes 3,773,085 shares held directly by VDK LLC. Tiger Oats' shares are held by Gloriande, a corporation organized under the laws of Luxembourg, which is the owner of record of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Oats. The shares of capital stock of Tiger Oats are traded publicly on the Johannesburg Stock

     Exchange. Mr. Clive A. Apsey is a director of Tiger Oats and as such may be deemed to have the power to vote or dispose of the Company's Common Stock held by Tiger Oats. Mr. Apsey disclaims beneficial ownership of any such shares. Does not include shares directly owned by VDK LLC resulting from the dissolution of New LLC in respect of which Tiger Oats does not have an economic interest. Gloriande is a member manager of VDK LLC, together with Dartford, UBS and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock distributed to VDK LLC. Gloriande disclaims beneficial ownership of any such shares. The address of Tiger Oats Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.

(8) Includes 3,773,085 shares held directly by VDK LLC. UBS is a member manager of VDK LLC, together with Dartford, Gloriande, and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock distributed to VDK LLC. UBS disclaims beneficial ownership of any such shares. UBS is a wholly-owned indirect subsidiary of Union Bank of Switzerland. Does not include shares directly owned by VDK LLC resulting from the dissolution of New LLC in respect of which UBS does not have an economic interest and UBS disclaims any beneficial ownership as to such shares. The shares of capital stock of Union Bank of Switzerland (now UBS
     AG) are publicly held. Mr. Charles J. Delaney, a director of the Company, is the president of UBS and disclaims beneficial ownership of the Company's Common Stock held by UBS. The address of UBS is 299 Park Avenue, 34th Floor, New York, NY 10171.

(9) Includes 244,072 shares of Common Stock to be distributed to Mr. Ellinwood under the VDK Plan no later than July 1, 1999.

(10) Includes 427,454 shares of Common Stock distributed to Mr. Ferraro under the Aurora Plan and trusts for the benefit of certain of his family members. Mr. Ferraro disclaims beneficial ownership as to the 128,236 of such shares which were transferred to trusts for the benefit of certain of his family members.

                Certain Relationships and Related Transactions

As of March 29, 1999, Aurora Foods Inc. has maintained business relationships and engaged in certain transactions described below.

Pursuant to an agreement, dated September 19, 1995 and terminated on the closing of the Equity Offerings, Dartford, a beneficial owner of the Company, provided management oversight on financial and operational matters to the Company with respect to VDK. Dartford received $900,000, $1,800,000 and $631,000 for 1998, 1997 and 1996, respectively, under such agreement.

Pursuant to an agreement with the Company, dated December 31, 1996 and terminated on the closing of the Equity Offerings, Dartford, a beneficial owner of the Company, provided management oversight to the Company with respect to AurFoods. Dartford received $951,419 and $768,000 for 1998 and 1997, respectively, under such agreement.

Pursuant to an agreement, dated December 31, 1996 and terminated on the closing of the Equity Offerings, MDC III, an affiliate of MDC, a beneficial owner of the Company, advised the Company as to the structuring of the Company's bank financing and the capital structure of the Company, identification and financing of future acquisitions, and general management advice relating to the overall strategy and positioning of the Company. MDC III received $318,000 and $293,000 for 1998 and 1997, respectively, under such agreement.

From December 31, 1996 through January 16, 1998, the Company paid the following fees for services rendered in connection with the acquisitions of the Mrs. Butterworth's(R) syrup business ("MBW") from Conopco, Inc., a subsidiary of Unilever United States, Inc., the Log Cabin(R) syrup business ("LC") from Kraft Foods, Inc. and the Duncan Hines(R) baking mix business ("DH") from the Procter & Gamble Company: $1,250,000 to Dartford, whose partners, Messrs. Wilson, Ardrey and Chung, and Ms. Cummings are executive officers and directors of the Company; $184,000 to Mr. Ferraro (President, Dry Grocery Division) and $75,000 to Mr. Willett (Executive Vice President, Dry Grocery Division); $5,700,000 to MDC III, whose general partners and principal include Messrs. Ayres, De Leeuw and Zachem (all directors of the Company); and $1,500,000 was paid to Fenway, whose partners include Messrs. Dresdale, Geisser and Lamm (all directors of the Company). Services provided in connection with such fees included the identification and analysis of the acquisition opportunity, the negotiation of the acquisition and the raising of financing for such acquisition. Fees of $1,500,000, $2,925,000 and $4,025,000, in the aggregate, were paid in connection with the acquisitions of MBW, LC and DH, respectively.

Also, from September 1995 through July 9, 1996, the Company paid the following fees for services rendered in connection with acquisitions and related financings of VDK's acquisitions: $1,950,000 to Dartford; $1,474,000 to

Fenway; $294,000 to National Sun Industries Inc., an indirect wholly-owned subsidiary of Tiger Oats, whose director is Mr. Apsey (a director of the Company); and $294,000 to UBS, whose president is Mr. Delaney (a director of the Company). Services provided in connection with such fees included the identification and analysis of the acquisition opportunity, the negotiation of the acquisition and the raising of financing for such acquisition. Fees of $1,012,500, $950,000 and $2,050,000 in the aggregate were paid in connection with the acquisitions of Van de Kamp's(R) and Mrs. Paul's(R) frozen food business and The Quaker Oats Company frozen breakfast and pizza business, respectively.

Each of Fenway, MDC III and Dartford earned $1,500,000, UBS earned $150,000 and each of Tiger Oats and CALPERS earned $75,000 in fees in connection with the Contribution.

The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Fenway, MDC and Dartford of 0.333% of the acquisition price for future acquisitions by the Company. Acquisition price is the sum of (i) the cash purchase price actually received by the seller, (ii) the fair market value of any equity securities issued by the seller, (iii) the face value of any debt securities issued to the seller less any discounts, (iv) the amount of liabilities assumed by the Company plus (v) the fair market value of any other property or consideration paid in connection with the acquisition, with installment or deferred payments to be calculated using the present value thereof.

The Company has agreed to pay Dartford $800,000 per year as reimbursement of corporate headquarters expenses which include staff salaries, miscellaneous office expenses related to the administration of the Company's corporate headquarters and rent for the space leased by Dartford and used by the Company as its corporate headquarters for a term ending the earlier of July 1, 2000 and the date that Mr. Wilson is no longer Chief Executive Officer of the Company.

The Company and certain stockholders of the Company have entered into the Securityholders Agreement which provides for certain rights, including registration rights of the stockholders.

On December 31, 1996 and January 16, 1998, Mr. Thomas J. Ferraro, President, Dry Grocery Division, executed promissory notes in the amount of $60,000 and $131,000, respectively, in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in MBW LLC. The promissory notes mature December 31, 1999 and January 16, 2001. Interest is due and payable quarterly at the rate of 8% per annum and there are required annual principal payments. The aggregate balance outstanding on his promissory notes was $151,000 as of December 31, 1998 and was $40,000 as of December 27, 1997.

On September 19, 1995, Mr. Thomas O. Ellinwood, President, Frozen Food
Division, executed a promissory note in the amount of $125,000 in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in VDK LLC. The promissory note matures March 31, 1999 with required annual payments. Interest is due and payable quarterly at the rate of 8.5% per annum. The balance outstanding on his promissory note as of December 31, 1998 and December 27, 1997 was $41,666.

Pursuant to the VDK Plans, Dartford, Thomas O. Ellinwood and Anthony A. Bevilacqua are entitled to receive 2,255,334, 244,072 and 91,756 shares of Common Stock, respectively, no later than July 1, 1999. See "Executive Compensation - VDK Incentive Plan".

          Compensation Committee Interlock and Insider Participation

The Board of Directors has appointed Messrs. Lamm, Ayres and Dresdale as members of its Compensation Committee. Mr. Wilson, the Chairman of the Board and Chief Executive Officer of the Company, is an ex officio member of the Compensation Committee. Messrs. Apsey and Delaney are members of the Compensation Subcommittee.

Mr. Wilson is the managing partner of Dartford and, until August 1998, was the Chairman of the Board of Directors and Chief Executive Officer of Windy Hill. Mr. Ardrey, Vice Chairman of the Company, is also a partner of

Dartford and, until August 1998, was an Executive Vice President of Windy Hill. Pursuant to an agreement, dated September 19, 1995 and terminated on June 26, 1998, Dartford provided management oversight on financial and operational matters to the Company with respect to VDK. Dartford received $900,000, $1,800,000 and $631,000 for 1998, 1997 and 1996, respectively, under such agreement. Further, pursuant to an agreement with the Company, dated December 31, 1996 and terminated on July 1, 1998, Dartford provided management oversight to the Company with respect to AurFoods. Dartford received $951,419 and $768,000 for 1998 and 1997, respectively, under such agreement. Also, Dartford earned $1,500,000 in fees in connection with the Contribution.

From December 31, 1996 through January 16, 1998, the Company paid Dartford $1,250,000 in fees for services rendered in connection with the acquisitions of MBW, LC and DH. Also, from September 1995 through July 9, 1996, VDK paid Dartford $1,950,000 in fees for services rendered in connection with acquisitions and related financings by VDK.

The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Dartford, MDC and Fenway of 0.333% of the acquisition price for future acquisitions by the Company.

The Company has agreed to pay Dartford $800,000 per year as reimbursement of corporate headquarters expenses which include staff salaries, miscellaneous office expenses related to the administration of the Company's corporate headquarters and rent for the space leased by Dartford and used by the Company as its corporate headquarters for a term ending the earlier of July 1, 2000 or the date that Mr. Wilson is no longer Chairman or Chief Executive Officer of the Company.

Messrs. Ayres, De Leeuw and Zachem are general partners of MDC. Pursuant to an agreement, dated December 31, 1996 and terminated on July 1, 1998, MDC III, an affiliate of MDC, a beneficial owner of the Company, advised the Company as to the structuring of the Company's bank financing and the capital structure of the Company, identification and financing of future acquisitions and general management advice relating to the overall strategy and positioning of the Company. MDC III received $318,000 and $293,000 during 1998 and 1997, respectively, under such agreement. From December 31, 1996 through January 16, 1998 the Company paid MDC III $5,700,000 in fees for services rendered in connection with the acquisitions of MBW, LC and DH. Also, MDC III earned $1,500,000 in fees in connection with the Contribution.

Messrs. Dresdale, Geisser and Lamm are partners of Fenway. From December 31, 1996 through January 16, 1998, the Company paid Fenway $1,500,000 in fees for services rendered in connection with the acquisitions of MBW, LC and DH. Also, from September 1995 through July 9, 1996, VDK paid Fenway $1,474,000 in fees for services rendered in connection with acquisitions and related financings by VDK. Fenway earned $1,500,000 in fees in connection with the Contribution.

            Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Such officers, directors and greater than ten-percent beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, each of the entities or individuals who are signatories to the Securityholders Agreement filed a Form 3 in either July or August 1998 instead of on the due date of June 25, 1998 and filed a Form 4 several days after the due date of August 10, 1998.

                                 Annual Report

The Company's Annual Report to stockholders for the year ended December 31, 1998, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting the Company's Investor Relations Department, Aurora Foods Inc., 456 Montgomery Street, Suite 2200, San Francisco, CA 94104, or by calling the Company's Investor Relations Department at (415) 982-3019.

By order of the Board of Directors,

/s/  Ian R. Wilson
Ian R. Wilson
Chairman of the Board and
Chief Executive Officer

San Francisco, California
March 29, 1999

PROXY

                               AURORA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ian R. Wilson and M. Laurie Cummings as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side, all the shares of Common Stock, $0.01 par value, of Aurora Foods Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Aurora Foods Inc. to be held Thursday, May 20, 1999 at 1:00 p.m., local time, at the Ritz-Carlton Hotel at 600 Stockton Street in San Francisco or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                                PROXY BY MAIL
                                                            Please Mark
                                                            your votes  [x]
                                                             like this

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
                           VOTED "FOR" THE PROPOSALS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Directors recommend a vote for ratification of the following directors

Directors:
1. - 01-Ian R. Wilson, 02-James B. Ardrey, 03-Clive A. Apsey, 04-Charles Ayres, 05-David E. De Leeuw, 06-Charles J. Delaney, 07-Richard C. Dresdale, 08-Andrea Geisser, 09-Peter Lamm, 10-Tyler T. Zachem

                FOR all directors       Withhold all directors
                      [ ]                        [ ]

Withhold authority to ratify any individual director. Write number(s) of director(s) below.

------------------------------------------------------------------------

Proposal(s):
2. - Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal 1999.

                          FOR     AGAINST     ABSTAIN
                          [ ]       [ ]         [ ]

*Note* Such other business as may properly come before the meeting or any adjournment thereof

                         I will attend meeting    [ ]

---------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
---------------------------------------------------------------------

                                                   **************************
                                                   *    COMPANY NUMBER:     *
                                                   *                        *
                                                   *     PROXY NUMBER:      *
                                                   *                        *
                                                   *    ACCOUNT NUMBER:     *
                                                   *                        *
                                                   **************************

Signature                      Signature                           Date
         ----------------------         ---------------------------    ---------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
              - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                 [ICON]  VOTE BY TELEPHONE OR INTERNET  [ICON]
                         QUICK *** EASY *** IMMEDIATE

                               AURORA FOODS INC.

 - You can now vote your shares electronically through the Internet or the telephone.

 -  This eliminates the need to return the proxy card.

 - Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.aurorafoods.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

        PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED ELECTRONICALLY
        ---------------------------------------------------------------